UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2004

The St. Joe Company
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-10466	59-0432511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

245 Riverside Avenue, Suite 500, Jacksonville, FL		32202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	904-301-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2004, The St. Joe Company granted restricted stock to certain employees pursuant to existing stock incentive plans, including the following named executive officers listed in the company's most recent proxy statement: Christine M. Marx, General Counsel and Secretary (5000 shares); Michael N. Regan, Senior Vice President-Finance and Planning (3500 shares); and Jerry M. Ray, Senior Vice President-Corporate Communications (2500 shares). The restricted stock vests in two equal installments on the third and fourth anniversaries of the date of grant. Vesting may be accelerated upon a change of control, death or disability. Unvested shares are subject to forfeiture upon termination of employment. A copy of the form of Restricted Stock Agreement evidencing such awards is incorporated by reference to Exhibit 10 filed with this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The St. Joe Company (Registrant)

September 22, 2004	By:	/s/ Christine M. Marx

Name: /s/ Christine M. Marx
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

EX-10	Form of Restricted Stock Agreement